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                                                                   EXHIBIT 10.12

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                                 ASSURANT, INC.
                           DIRECTORS COMPENSATION PLAN

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                                 ASSURANT, INC.
                           DIRECTORS COMPENSATION PLAN

                               TABLE OF CONTENTS

ARTICLE 1 PURPOSE...............................................................   1

         1.1      Purpose.......................................................   1

         1.2      Eligibility...................................................   1

ARTICLE 2 DEFINITIONS...........................................................   1

         2.1      Definitions...................................................   1

ARTICLE 3 ADMINISTRATION........................................................   2

         3.1      Administration................................................   2

         3.2      Reliance......................................................   2

         3.3      Indemnification...............................................   3

ARTICLE 4 SHARES................................................................   3

         4.1      Shares Subject to the Plan....................................   3

ARTICLE 5 CASH COMPENSATION.....................................................   3

         5.1      Base Annual Retainer..........................................   3

         5.2      Supplemental Annual Retainer..................................   3

         5.3      Fees..........................................................   4

         5.4      Travel Expense Reimbursement..................................   4

ARTICLE 6 EQUITY COMPENSATION...................................................   4

         6.1      Stock Grants..................................................   4

         6.2      Stock Appreciation Rights.....................................   5

         6.3      Adjustments...................................................   6

ARTICLE 7 AMENDMENT, MODIFICATION AND TERMINATION...............................   7

         7.1      Amendment, Modification and Termination.......................   7

ARTICLE 8 GENERAL PROVISIONS....................................................   7

         8.1       Election to Defer Payment....................................   7

         8.2      Restriction of Lenders........................................   7

         8.3      Duration of the Plan..........................................   7

         8.4      Expenses of the Plan..........................................   7

         8.5      Effective Date................................................   8

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                                 ASSURANT, INC.
                           DIRECTORS COMPENSATION PLAN

                                    ARTICLE 1
                                     PURPOSE

         1.1 PURPOSE. The purpose of the Assurant, Inc. Directors Compensation Plan is to attract, retain and compensate highly-qualified individuals who are not employees of Assurant, Inc. or any of its subsidiaries or affiliates for service as members of the Board by providing them with competitive compensation and an ownership interest in the Common Stock of the Company. The Company intends that the Plan will benefit the Company and its stockholders by allowing Non-Employee Directors to have a personal financial stake in the Company through an ownership interest in the Common Stock and will closely associate the interests of Non-Employee Directors with that of the Company's stockholders.

         1.2 ELIGIBILITY. All active Non-Employee Directors shall automatically be participants in the Plan.

                                    ARTICLE 2
                                   DEFINITIONS

         2.1 DEFINITIONS. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

         (a) "Base Annual Retainer" means the annual cash retainer (excluding meeting fees and expenses) payable by the Company to a Non-Employee Director pursuant to Section 5.1 hereof for service as a director of the Company (i.e., excluding any Supplemental Annual Retainer), as such amount may be changed from time to time.

         (b)      "Board" means the Board of Directors of the Company.

         (c)      "Company" means Assurant, Inc., a Delaware corporation.

         (d) "Common Stock" means the common stock, par value $0.01 per share, of the Company.

         (e) "Disability" means any illness or other physical or mental condition of a Non-Employee Director that renders him or her incapable of performing as a director of the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Board, is permanent and continuous in nature. The Board may require such medical or other evidence as it deems necessary to judge the nature and permanency of a Non-Employee Director's condition.

         (f) "Effective Date" has the meaning set forth in Section 8.4 of the Plan.

         (g) "Fair Market Value", on any date, means (i) if the Common Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the

Common Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such immediately preceding trading date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Board determines in good faith to be reasonable.

         (h) "Non-Employee Director" means a director of the Company who is not an employee of the Company or Fortis Insurance N.V ("Fortis"), or any of its respective subsidiaries or affiliates, and who is not a director of the Company designated by Fortis pursuant to the Shareholders' Agreement between the Company and Fortis.

         (i) "Plan" means the Assurant, Inc. Directors Compensation Plan, as amended from time to time.

         (j) "Plan Year(s)" means the approximate twelve-month periods between annual meetings of the stockholders of the Company, which, for purposes of the Plan, are the periods for which annual retainers are earned.

         (k) "Retirement" means retirement as a director of the Company in accordance with the provisions of the Company's bylaws as in effect from time to time.

         (l) "Stock Appreciation Rights" or "SARs" has the meaning set forth in Section 6.2 of the Plan.

         (m) "Stock Grant Date" has the meaning set forth in Section 6.1(c) of the Plan.

         (n) "Supplemental Annual Retainer" means the annual retainer (excluding meeting fees and expenses) payable by the Company to a Non-Employee Director pursuant to Section 5.2 hereof for service as a member or chair of a committee of the Board, as such amount may be changed from time to time.

                                    ARTICLE 3
                                 ADMINISTRATION

         3.1 ADMINISTRATION. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Board's interpretation of the Plan, and all actions taken and determinations made by the Board pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned including the Company, its stockholders and persons granted awards under the Plan. The Board may appoint a plan administrator to carry out the ministerial functions of the Plan, but the administrator shall have no other authority or powers of the Board.

         3.2 RELIANCE. In administering the Plan, the Board may rely upon any information furnished by the Company, its public accountants and other experts. No individual will have personal liability by reason of anything done or omitted to be done by the Company or the Board in connection with the Plan.

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

         3.3 INDEMNIFICATION. Each person who is or has been a member of the Board or who otherwise participates in the administration or operation of the Plan shall be indemnified by the Company against, and held harmless from, any loss, cost, liability or expense that may be imposed upon or incurred by him or her in connection with or resulting from any claim, action, suit or proceeding in which such person may be involved by reason of any action taken or failure to act under the Plan and shall be fully reimbursed by the Company for any and all amounts paid by such person in satisfaction of judgment against him or her in any such action, suit or proceeding, provided he or she will give the Company an opportunity, by written notice to the Board, to defend the same at the Company's own expense before he or she undertakes to defend it on his or her own behalf. This right of indemnification shall not be exclusive of any other rights of indemnification.

                                    ARTICLE 4
                                     SHARES

         4.1 SHARES SUBJECT TO THE PLAN. The shares of Common Stock that may be issued pursuant to the Plan shall not exceed in the aggregate 500,000. Such shares may be authorized and unissued shares or treasury shares.

                                    ARTICLE 5
                                CASH COMPENSATION

         5.1 BASE ANNUAL RETAINER. Each Non-Employee Director shall be paid a Base Annual Retainer for service as a director during each Plan Year, payable quarterly beginning on the first day of the Plan Year, or the Effective Date in the case of the Plan Year ending on the 2005 annual meeting of stockholders. The amount of the Base Annual Retainer shall be established from time to time by the Board. Until changed by the Board, the Base Annual Retainer shall be $35,000 for a full Plan Year. Each person who first becomes a Non-Employee Director on a date other than an annual meeting date shall be paid a pro-rata retainer equal to the Base Annual Retainer for such Plan Year, multiplied by a fraction, the numerator of which is the number of full months before the next regularly scheduled annual meeting of the Company's stockholders, and the denominator of which is 12. Payment of such prorated Base Annual Retainer shall begin on the date that the person first becomes a Non-Employee Director.

         5.2 SUPPLEMENTAL ANNUAL RETAINER. Certain Non-Employee Directors shall be paid a Supplemental Annual Retainer for service as Chairman of the Board or as a member or chair of a committee of the Board during a Plan Year, payable quarterly at the same times as installments of the Base Annual Retainer are paid. The amount of the Supplemental Annual Retainer shall be established from time to time by the Board. Until changed by the Board, the Supplemental Annual Retainer for a full Plan Year shall be as follows:

                                               CHAIR       NON-CHAIR MEMBER
Chairman of the Board                          $7,500            n/a
Audit Committee                                $7,500            $3,750
Compensation Committee                         $5,000            $2,500
Governance/Nominating Committee                $5,000            $2,500
Executive Committee                            $    0            $    0

A pro-rata Supplemental Annual Retainer will be paid to any Non-Employee Director who

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becomes chairman or joins a committee of the Board on a date other than the beginning of a Plan Year, based on the number of full months between the date such Non-Employee Director became chairman or joined such committee and the beginning of the next Plan Year.

         5.3 FEES. Each Non-Employee Director shall be paid a fee for each meeting or conference call of the Board or committee thereof in which he or she participates. The amount of the fees shall be established from time to time by the Board. Until changed by the Board, the fee for attending a meeting of the Board or any committee thereof shall be $2,000, and the fee for participating in a conference call of the Board or any committee thereof shall be $500; provided that no more than one fee will be payable for meetings or conference calls held on a single day. For purposes of this provision, the Chairman of the Board or chairman of the respective Board committee may authorize the full meeting fee to be payable with respect to any extended conference call or any other special off-site meeting required as part of a Non-Employee Director's service on the Board or any committee thereof.

         5.4 TRAVEL EXPENSE REIMBURSEMENT All Non-Employee Directors shall be reimbursed for reasonable travel expenses (including spouse's expenses to attend events to which spouses are invited) in connection with attendance at meetings of the Board and its committees, or other Company functions at which the Chief Executive Officer requests the Non-Employee Director to participate. If the travel expense is related to the reimbursement of commercial airfare, such reimbursement will not exceed full-coach rates for domestic travel or business-class rates for international travel. If the travel expense is related to reimbursement of non-commercial air travel, such reimbursement shall not exceed the rate for comparable travel by means of commercial airlines.

                                    ARTICLE 6
                               EQUITY COMPENSATION

         6.1      STOCK GRANTS

         (a) Initial Stock Grant. Each Non-Employee Director shall receive, on the later of the Effective Date of the Plan or the first date he or she becomes a Non-Employee Director, an award of shares of Common Stock having an aggregate Fair Market Value on the grant date equal to the non-prorated Base Annual Retainer for such Plan Year. Such shares shall be subject to the transfer restrictions described below in Section 6.1(d).

         (b) Annual Stock Grants. On the day following the 2005 annual meeting of the Company's stockholders, and on the day following each subsequent annual meeting of the Company's stockholders, each Non-Employee Director in service on that date (other than a director who first became a Non-Employee Director at the stockholders meeting held on the previous day) will receive an award of shares having a Fair Market Value on the date of grant equal to the non-prorated Base Annual Retainer for such Plan Year. Such shares shall be subject to the transfer restrictions described below in Section 6.1(d). In no event will a director receive both an initial award and an annual award of shares for the same Plan Year.

         (c) Reduced Awards. Each day that shares are to be granted under the Plan is referred to hereinafter as a "Stock Grant Date." If on any Stock Grant Date, shares of Common Stock are not available under the Plan to grant to Non-Employee Directors the full amount of a grant contemplated by Section 6.1(a) or (b), then each Non-Employee Director then entitled to an

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award of shares shall receive a reduced grant of shares (a "Reduced Grant") in an amount equal to the number of shares of Common Stock then available under the Plan, divided by the number of Non-Employee Directors entitled to an award of shares as of the applicable Stock Grant Date. Fractional shares shall be ignored and not granted. If a Reduced Grant has been made and, thereafter, during the term of the Plan, additional shares of Common Stock become available for grant (e.g., by an amendment to the Plan approved by the stockholders), then each person who was a Non-Employee Director both on the Stock Grant Date on which the Reduced Grant was made and on the date additional shares of Common Stock become available (a "Continuing Non-Employee Director") shall receive an additional grant of shares. The number of newly available shares shall be divided equally among the shares granted to the Continuing Non-Employee Directors up to the full number of shares that were due to be granted. If more than one Reduced Grant has been made, available shares shall be granted beginning with the earliest such Stock Grant Date.

         (d) Minimum Holding Period. A Non-Employee Director receiving shares of Common Stock under the Plan shall not sell, transfer, exchange, assign, pledge, hypothecate or otherwise encumber such shares to or in favor of any party other than the Company, or subject such shares to any lien, obligation or liability of the grantee to any other party other than the Company, for a period of five (5) years from the date of grant or unless the Non-Employee Director ceases to be a director of the Company by reason of his or her death, Disability or Retirement, or failure to be re-nominated or re-elected to the Board.

         6.2      STOCK APPRECIATION RIGHTS

         (a) Initial SAR Grant. Each Non-Employee Director shall receive, on the later of the Effective Date of the Plan or the first date he or she becomes a Non-Employee Director, an award of Stock Appreciation Rights ("SARs") with respect to that number of shares of Common Stock having an aggregate Fair Market Value on the grant date equal to the non-prorated Base Annual Retainer for such Plan Year.

         (b) Annual SAR Grants. On the day following the 2005 annual meeting of the Company's stockholders, and on the day following each subsequent annual meeting of the Company's stockholders, each Non-Employee Director in service on that date (other than a director who first became a Non-Employee Director at the stockholders meeting held on the previous day) will receive an award of SARs with respect to that number of shares of Common Stock having a Fair Market Value on the date of grant equal to the non-prorated Base Annual Retainer for such Plan Year. In no event will a director receive both an initial award and an annual award of SARs for the same Plan Year.

         (c)      Terms and Conditions of SARs.

                  (i) Base Value and Benefit. The base value of each SAR granted under this Plan shall equal the Fair Market Value of a share of Common Stock on the date of grant of the SAR. Each SAR entitles the grantee, in accordance with and subject to the restrictions set forth in this Section 6.2, to receive from the Company upon the exercise of the SAR an amount, payable in cash, equal to the excess, if any, of (a) the Fair Market Value of one share of Common Stock on the date of exercise; over (b) the base value of the SAR.

                  (ii) Vesting and Exercise of SARs. The SARs shall be fully vested on the date of grant, but may not be exercised until the 5th anniversary of the date of grant. Notwithstanding the foregoing, to the extent not previously exercised, all SARs granted hereunder shall be automatically exercised (and shall thereupon expire) on earlier of (i) the first anniversary of a Non-Employee Director's termination as a director of the Company for any reason, or (ii) the 10th anniversary of the date of grant of the SAR. The Board may at its discretion force the early exercise of SARs in order to facilitate any reorganization, recapitalization, or other need of the Company. In requiring such mandatory exercise, the Board in its discretion shall select which SARs shall be exercised.

                  (iii) Restrictions on Transfer and Pledge. The SARs may not be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an affiliate, nor shall they be subject to any lien, obligation, or liability of the grantee to any party other than the Company or an affiliate. The SARs are not assignable or transferable by the grantee other than by will or the laws of descent and distribution. The SARs may be exercised during the lifetime of the grantee only by the grantee.

                  (iv) Award Agreements. All awards of SARs under this Plan shall be evidenced by a written Award Agreement between the Company and the Non-Employee Director, which shall include such provisions, not inconsistent with the Plan, as may be specified by the Board.

                  (v) Beneficiaries. A Non-Employee Director may, in the manner determined by the Board, designate a beneficiary to exercise the rights of the Non-Employee Director and to receive any distribution with respect to any SAR upon his or her death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Non-Employee Director, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Board. If no beneficiary has been designated or survives the Non-Employee Director, payment shall be made to the Non-Employee Director's estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Non-Employee Director at any time provided the change or revocation is filed with the Board.

         6.3 ADJUSTMENTS In the event that the Board determines that any distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Board's sole discretion, affects the Common Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an award or awards hereunder, then the Board shall, in such manner as it may deem equitable, adjust the number and type of shares (or other securities or property) which may be granted under the Plan. Any decision of the Board pursuant to the terms of this Section 6.3 shall be final, binding and conclusive upon the Non-Employee Directors, the Company and all other interested parties. Without limiting the foregoing, in the event of a subdivision of the outstanding Common Stock (stock-split), a declaration of a dividend payable in shares of Common Stock, or a combination or consolidation of the outstanding Common Stock into a lesser number of shares, the authorization limit under Article 4 shall automatically be adjusted proportionately, any outstanding SARs shall automatically be adjusted proportionately, and any resulting shares payable with respect to shares of Common Stock granted under this Plan shall be subject to any remaining minimum holding period for such host shares imposed under Section 6.1(d) hereof.

                                    ARTICLE 7
                     AMENDMENT, MODIFICATION AND TERMINATION

         7.1 AMENDMENT, MODIFICATION AND TERMINATION. The Board may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board, (i) materially increase the number of shares of Common Stock available under the Plan, (ii) expand the types of awards available under the Plan, (iii) materially extend the term of the Plan, or (iv) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of a securities exchange on which the Common Stock is listed or traded, then such amendment shall be subject to stockholder approval; and provided further, that the Board may condition any other amendment or modification on the approval of stockholders of the Company for any reason.

                                    ARTICLE 8
                               GENERAL PROVISIONS

         8.1 ELECTION TO DEFER PAYMENT. A Participant may elect to defer receipt of any cash payment under this Plan. Such election shall be made in writing and delivered to the plan administrator (i) with respect to cash payments under Article 5, not later than the beginning of the Plan Year with respect to which such payments are made, and (ii) with respect to SARs granted under Article 6, not later than such SARs first become exercisable. As elected by the Participant, such payment may be deferred under the terms of the Assurant, Inc. Investment Plan, and such deferral shall be governed solely by the terms of such Plan.

         8.2 RESTRICTIONS OF LENDERS. The Company's obligations under this Plan shall be subject to, and may from time to time be prohibited by, agreements that may be in effect from time to time among or between the Company or its affiliates and their respective lenders. In the event that the Company would not be able to perform any of its agreements or fulfill any of its obligations hereunder without violating such a loan agreement, the Company shall be excused from such performance or fulfillment with no liability therefor to the Non-Employee Directors; provided that if and when such performance or fulfillment would no longer be such a violation, the Company shall have the obligation to complete such performance or fulfillment at that time.

         8.3 DURATION OF THE PLAN. The Plan shall remain in effect until the day immediately following the 2013 annual meeting of Company's stockholders, unless terminated earlier by the Board.

         8.4 EXPENSES OF THE PLAN. The expenses of administering the Plan shall be borne by the Company.

         8.5 EFFECTIVE DATE. The Plan was originally adopted by the Board on October 15, 2003 and was approved by the sole stockholder on October 15, 2003. The Plan was amended by the Board on December 12, 2003 and will become effective on the effective date of the registration statement filed by the Company under the Securities Act of 1933, as amended, for the initial public offering of the Common Stock (the "Effective Date").

                                                    ASSURANT, INC.

                                                       /s/ Robert Haertel
                                                    ---------------------------
                                                    By:    Robert Haertel
                                                           Senior Vice President

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